Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Life Sciences Research, Inc. pertaining to its 2001 Equity Incentive Plan of our report dated March 26, 2003, appearing in the Annual Report on Form 10-K of Life Sciences Research, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
Princeton, New Jersey


December 3, 2003